As filed with the Securities and Exchange Commission on January 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AXOGEN, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1301878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
Tel: (386) 462-6800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc A. Began
Axogen, Inc.
Executive Vice President and General Counsel
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
Tel: (386) 462-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jaclyn Liu, Esq.
Alfredo B. D. Silva, Esq.
Andrew K. Freiwald, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
(415) 268-7000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants

We may, from time to time, offer and sell any combination of the securities identified above in one or more offerings, in one or more classes or series, separately or together, and in amounts, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities. We may also offer common stock or preferred stock on conversion of debt securities, common stock on conversion of preferred stock, or common stock, preferred stock, or debt securities on exercise of warrants.
Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in any of the securities being offered.
The common stock, preferred stock, debt securities and warrants may be offered in amounts, at prices and on terms determined at the time of the offering, on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See the section of this prospectus entitled “Plan of Distribution” for more information. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The prospectus supplement will also disclose the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE “RISK FACTORS” SECTION
BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE
PROSPECTUS SUPPLEMENT, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, IN OUR SUBSEQUENT
QUARTERLY REPORTS ON FORM 10-Q AND IN THE DOCUMENTS INCORPORATED BY REFERENCED HEREIN
AND THEREIN.
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXGN.” On January 20, 2026, the reported last sale price of our common stock on the Nasdaq Capital Market was $31.87 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION
HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 21, 2026

i
TABLE OF CONTENTS

Page
About this Prospectus .......................................................................................................................................	1
Cautionary Note Regarding Forward-Looking Statements ..............................................................................	2
The Company ....................................................................................................................................................	3
Risk Factors ......................................................................................................................................................	5
Use of Proceeds .................................................................................................................................................	6
Description of Capital Stock .............................................................................................................................	7
Description of Debt Securities ..........................................................................................................................	10
Description of Warrants ....................................................................................................................................	18
Global Securities ...............................................................................................................................................	20
Plan of Distribution ...........................................................................................................................................	23
Legal Matters ....................................................................................................................................................	26
Experts ..............................................................................................................................................................	26
Where You Can Find Additional Information ..................................................................................................	27
Incorporation by Reference ...............................................................................................................................	28

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and
Exchange Commission (the “SEC”), using a shelf registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, from time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to this registration statement. This prospectus provides you with a general description of the securities we may offer.
Each time that we offer and sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More
Information.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or related free writing prospectus, our business, financial condition, results of operations and prospects may have changed.
We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.
Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or the “Company”
refer to Axogen, Inc. and its wholly owned subsidiaries, Axogen Corporation, Axogen Processing Corporation,
Axogen Europe GmbH and Axogen Germany GmbH.
“Axogen,” the Axogen logo and other trademarks, trade names or service marks of Axogen, Inc. appearing in this prospectus are the property of Axogen, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, contains forward-
looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities
Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,”
“anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” or the negative of such terms and similar expressions that do not relate solely to historical matters. We have based these forward-looking statements on our current expectations and projections about future events.
Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These statements are only predictions based on our current expectations and projections about future events and speak only as of the date of this prospectus. We believe the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, level of activity, performance or achievements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for
the fiscal year ended December 31, 2024 and documents we have filed with the SEC thereafter. We maintain a website at www.axogeninc.com that makes available, through a link to the SEC’s EDGAR system website, our SEC filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations, except as required by law.
You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
Axogen is the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries. We provide innovative, clinically proven, and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Our platform for peripheral nerve repair features a comprehensive portfolio of products, including:
•Avance® (acellular nerve allograft-arwx), an acellular nerve scaffold for the treatment of adult and pediatric patients aged one month or older with sensory, mixed and motor peripheral nerve discontinuities;
(“Avance”)
•Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site (“Avance Nerve
Graft” and together with Avance, the “Avance Products”);
•Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves (“Axoguard Nerve Connector”);
•Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments
(“Axoguard Nerve Protector”);
•Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries (“Axogen HA+ Nerve Protector”);
•Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma (“Axoguard Nerve Cap”); and
•Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing (“Avive+ Soft Tissue Matrix”).
On June 24, 2024, we announced the launch of Avive+ Soft Tissue Matrix. Avive+ Soft Tissue Matrix is
processed and distributed in accordance with U.S. Food and Drug Administration (“FDA”) requirements for Human
Cellular and Tissue-based Products (“HCT/P”) under the Code of Federal Regulations (“CFR”) Title 21 (“21 CFR”)
Part 1271 regulations and U.S. PHS regulations as a Section 361 human tissue product. Products regulated solely under Section 361 of the Public Health Service Act (“PHS Act”) are a product category under close scrutiny by the
FDA for compliance with the regulatory requirements and are potentially subject to regulatory change in the future.
On December 3, 2025, the FDA approved Axogen’s Biologics License Application for Avance (“BLA”). In
alignment with prior agreements with the FDA, Axogen will transition Avance Products from a human tissue product under Section 361 of the PHS Act (“361 HCT/P”) to a licensed biologic product under Section 351 of the
PHS Act. Products that began manufacturing prior to the BLA approval will continue to be distributed as a 361
HCT/P under 21 CFR Part 1271 requirements. Per the agreed upon transition plan with the FDA, this product may remain in the supply chain until its labeled expiration date. Production of Avance under BLA standards began following BLA approval.
Our portfolio of products is currently available in the United States, Canada, Germany, the United Kingdom,
Spain and several other countries.

Revenue from the distribution of Avance Nerve Graft, Axoguard Nerve Connector, Axoguard Nerve Protector,
Axoguard HA+ Nerve Protector, Axoguard Nerve Cap and Avive+ Soft Tissue Matrix in the U.S. is the main contributor to our total reported sales and have been the key component of our growth to date.
Nerves can be damaged in several ways. When a nerve is cut due to a traumatic injury or inadvertently during a surgical procedure, functionality of the nerve may be compromised, causing the nerve to no longer carry the signals to and from the brain to the muscles and skin, thereby reducing or eliminating functionality. The loss of function can impact a person’s ability to work and perform daily tasks, to properly be aware and respond to their environment
(e.g., heat, cold or other dangers), and could negatively impact their ability to experience and enjoy life.
Nerve damage or transection of the type described above generally requires a surgical repair. Traditionally, the standard has been to either suture the nerve ends together directly without tension or to bridge the gap between the nerve ends with a less important nerve surgically removed from elsewhere in the patient’s own body, referred to as a nerve autograft. More recently, synthetic or collagen conduits have been used for the repair of short gaps. Nerves that are not repaired or heal abnormally may result in a permanent loss of motor and/or sensory function.
Additionally, abnormal healing can form a neuroma that may send altered signals to the brain resulting in the sensation of pain. This abnormal section of the nerve can, under certain circumstances, be surgically removed and the nerve can be managed by capping, burying, or surgically repairing the nerve.
In addition, compression on a nerve, blunt force trauma or other physical irritations to a nerve can cause nerve damage that may alter the signal conduction of the nerve, resulting in pain, and may, in some instances, require surgical intervention to address the resulting nerve compression. Finally, when a patient undergoes a mastectomy due to breast cancer or prophylactically due to a genetic predisposition for breast cancer, the nerves are cut to allow the removal of the breast tissue. This can result in a loss of sensation, the potential risk of a symptomatic neuroma, and could negatively impact the patient’s quality of life. When a patient chooses a breast reconstruction after a mastectomy, sensation and quality of life can, in certain cases, be returned through surgical nerve repair.
To improve the options available for the surgical repair and regeneration of peripheral nerves, we have developed and licensed regenerative medicine technologies. Our innovative approach to regenerative medicine has resulted in first-in-class products that we believe are redefining the peripheral nerve repair market. Our products are used by surgeons during surgical interventions to repair a wide variety of physical nerve damage throughout the body, which can range from a simple laceration of a finger to a complex brachial plexus injury (an injury to the network of nerves that control the movement and sensation of the shoulder, arm, and hand) as well as nerve injuries caused by dental, orthopedic, and other surgical procedures.
Axogen, Inc. was incorporated under the laws of the State of Minnesota in 1977. Our principal offices are located at 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462-6800.
We have three wholly owned subsidiaries, Axogen Corporation, a Delaware corporation, Axogen Processing
Corporation, a Delaware corporation, and Axogen Europe GmbH, a limited liability corporation with its corporate seat in Vienna, Austria. Our web address is www.axogeninc.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement. We have included our website in this prospectus solely as an inactive textual reference.
Our reports that have been filed with the SEC are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of this prospectus and the applicable prospectus supplement may also be obtained without charge electronically or by paper by contacting
Investor Relations, c/o Axogen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615 or by calling
(386) 462-6800.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual
Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Although we have tried to discuss key factors, please be aware that the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking
Statements” in this prospectus. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement or any related free writing prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles”) and our amended and restated bylaws (the “Bylaws”) and of the Minnesota Business Corporation Act (the “MBCA”). Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the Articles and the Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Under our Articles, we are authorized to issue up to 100,000,000 shares, $0.01 par value per share, which may be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that our board of directors may from time to time establish, fix and determine consistent with the Articles and as permitted by applicable law. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.
As of September 30, 2025, we had 46,117,283 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our Articles and our Bylaws.
Common Stock
The holders of shares of our common stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors of the Company, (ii) are entitled to share ratably in all assets available for distribution to holders of shares of common stock upon liquidation, dissolution or winding up of our affairs, (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto, and (iv) are entitled to one vote per share on all matters that shareholders may vote on at all meetings of shareholders. Except as otherwise required by statute, the Articles or the
Bylaws, all matters are decided by a majority vote of the number of shares entitled to vote at the time of the vote.
Preferred Stock
Under our Articles, we are authorized to issue up to 100,000,000 shares, $0.01 par value per share, which may be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that our board of directors may from time to time establish, fix and determine consistent with the Articles and as permitted by applicable law. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our shareholders.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.
Stock Options and Restricted Stock Units
As of September 30, 2025, we had outstanding (i) stock options to purchase an aggregate of 2,682,410 shares of our common stock, with a weighted-average exercise price of $10.91 per share, under our 2019 Amended and
Restated Long-Term Incentive Plan, (ii) 2,395,261 shares of our common stock issuable upon settlement of outstanding restricted stock units and (iii) 3,052,331 of our common stock issuable upon settlement of outstanding performance-based restricted stock units assuming maximum performance is achieved.

Other Convertible Securities
As of the date hereof, other than the outstanding stock options, restricted stock units and performance-based restricted stock units, we do not have any outstanding convertible securities.
Anti-Takeover Provisions under Minnesota Law
We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the MBCA. These
provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their common stock at a premium over the market price.
In general, Section 302A.671 of the MBCA provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.
In general, Section 302A.673 of the MBCA prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. Section 302A.673 does not apply if a committee of our board of directors consisting of all of its disinterested directors (excluding current and former officers) approves the proposed transaction or the interested shareholder’s acquisition of shares before the interested shareholder becomes an interested shareholder.
If a tender offer is made for our common stock, Section 302A.675 of the MBCA precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of our board of directors consisting of all of its disinterested directors (excluding its current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.
Anti-takeover Effects of Provisions of Articles and Bylaws
Our Articles and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team or changes in our board of directors or our governance or policy, including the following:
•Board Vacancies. Our Bylaws and Articles authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors, and the number of directors must range between seven and 11 directors. These provisions prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at (i) our annual meeting of shareholders or
(ii) any special meeting of the shareholders called for the purpose of electing directors. Our Bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing directors. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
•Shareholder Action; Special Meetings of Shareholders. Any action which might be taken at a meeting of the shareholders may be taken without a meeting only if done in writing and signed by all of the shareholders entitled to vote on that action. Furthermore, special meetings of the shareholders may be held at any time and for any purpose and may only be called by the President, Treasurer, any two (2) or more directors or by one (1) or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented at the meeting. These provisions might delay the ability of our shareholders to force consideration of a proposal or for shareholders to take any action, including the removal of directors.
•No Cumulative Voting. The MBCA provides that shareholders are entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our Articles and Bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. Our board of directors have the authority, without further action by the shareholders, to issue up to the amount of shares authorized under the Articles, of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXGN.”
Limitations of Liability and Indemnification Matters
For a discussion of liability and indemnification, see the section titled “Indemnification of Directors and
Officers.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities and related guarantees, if any.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete.
The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations of the Company. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions),
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,
•any limit on the aggregate principal amount of the debt securities,
•the date or dates on which the principal on the debt securities is payable,
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,
•the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,
•whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities,
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,
•the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,
•if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,
•the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,
•any provisions relating to any security provided for the debt securities or for any guarantees,
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,
•a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities,
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,
•any provisions relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,
•whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,
•whether any underwriter(s) will act as market maker(s) for the debt securities, and
•the extent to which a secondary market for the debt securities is expected to develop.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The
Depository Trust Company, New York, New York, as depositary (the “Depositary” or “DTC”), or a nominee of the
Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities, unless the transaction was structured to include a consolidation, merger or sale of assets governed by the covenant set forth below under “—Consolidation, Merger and Sale of Assets.”

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•we are the surviving entity or the successor person (if other than us) is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture,
•immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing, and
•certain other conditions set forth in the indenture are met.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days,
•default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise,
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than
33% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture,
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company, and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, and
•the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment of principal or interest on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, omission, defect or inconsistency,
•to comply with the covenant in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets,”
•to add any additional Events of Default,
•to add covenants for the benefit of the holders of debt securities of any series or to surrender any of our rights or powers under the indenture,

•to add one or more guarantees for the benefit of the holders of debt securities of any series or release one or more guarantees in accordance with the indenture,
•to add collateral security with respect to debt securities of any series,
•to add or appoint a successor or separate trustee or other agent,
•to provide for the issuance of any series of debt securities or additional debt securities of such series and establish the form and terms thereof  as permitted by the indenture,
•to comply with any requirements in connection with the qualification of the indenture under the Trust
Indenture Act of 1939, as amended (the “Trust Indenture Act”),
•to comply with the rules of any applicable securities depositary,
•to provide for uncertificated securities in addition to or in place of certificated securities, provided, however, that the uncertificated securities are issued in registered form for purposes of Section 163(f) of the
Code,
•to conform the provisions of the indenture to the “Description of Notes,” “Description of Debt Securities”
and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the applicable series of debt securities,
•to make changes applicable only to other series of debt securities, or
•to make any change that does not adversely affect the rights of any holder of debt securities of such series.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•change the stated Maturity of the principal of, or installment of interest on, any debt security,
• reduce the principal amount of, or the rate of interest on, any debt security,
•reduce any premium payable on the redemption or required repurchase of any debt security or change the date on which any debt security may or must be redeemed, repaid or required to be repurchased,
•change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable,
•impair the right of any holder to institute suit for the enforcement of any payment on or after the stated
maturity of any debt security,
•reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions,
•reduce the requirements for quorum or voting by holders in the indenture or the debt securities,
•modify any of the provisions of the indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby, or
•modify any of the above provisions of this paragraph.
The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture provides that we may at any time terminate (i) all of our obligations under a series of debt securities and the indenture as it relates to such series of debt securities (“legal defeasance option”) or (ii) our obligations under certain covenants set forth in the indenture (other than the covenant to make payments on the debt securities), and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance option”). If the Company exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an Event of Default resulting from failure to comply with the applicable covenants and from certain events of bankruptcy, insolvency or reorganization.
The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of debt securities only if, among other things:
•the Company irrevocably deposits or causes to be deposited in trust with the trustee money or U.S.
Government Obligations (as defined in the indenture) in such amounts as shall be sufficient to pay principal and interest when due on all outstanding debt securities of such series to maturity or redemption, as the case may be,
•the Company delivers to the trustee a certificate from a nationally recognized firm of independent accountants or valuation consultants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall be sufficient to pay principal and interest when due on all outstanding debt securities of such series to maturity or redemption, and
•the Company shall have delivered to the trustee an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred,  which opinion, in the case of the legal defeasance option, must be based on a ruling of the
Internal Revenue Service, or a change in the applicable federal income tax law.
Regarding the Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
No Personal Liability of Directors, Officers, Employees or Shareholders
None of our past, present or future directors, officers, employees or shareholders (other than the Company), as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the title of such warrants;
•the aggregate number of such warrants;
• the price or prices at which such warrants will be issued;
•the currency or currencies in which the price of such warrants will be payable;
•the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
• the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
• provision for changes to or adjustments in the exercise price of such warrants, if any;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;

•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Axogen.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal of, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
•a limited-purpose trust company organized under the New York Banking Law,
•a “banking organization” within the meaning of the New York Banking Law,
•a member of the Federal Reserve System,
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The
Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities
Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’
records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases.
However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede &
Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and, if applicable, the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.
Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.
Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and, if applicable, the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the
Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,
•we determine, in our sole discretion, not to have such securities represented by one or more global securities, or

•an event of default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information. This information has been provided solely as a matter of convenience. The rules and procedures of
DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC and none of us takes any responsibility for its activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.

PLAN OF DISTRIBUTION
General
We may sell the securities offered through this prospectus in any one or more of the following ways:
•through underwriters or dealers;
•through agents;
•directly to purchasers;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or
•through a combination of any of these methods of sale.
We may sell the equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;
•sell securities short and redeliver such securities to close out our short positions;
•enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or
•loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.
The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any commissions paid to agents.
Market Making and Stabilization
There is no established trading market for any security other than our common stock, which is listed on the
Nasdaq Capital Market under the symbol “AXGN.” The securities described in this prospectus may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement.
If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice.
Therefore, we cannot assure you as to whether an active trading market will develop for the securities.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.
Underwriters and Agents
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Dealers
If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Underwriting Compensation
We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to
SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Blue Chip Law, PLLC,
Tampa, Florida. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Axogen, Inc., incorporated by reference in this Prospectus, and the effectiveness of
Axogen, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC, including Axogen. The address of that website is http://www.sec.gov.
Our website address is www.axogeninc.com. General information about us, including our annual reports on
Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.axogeninc.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.
We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February
26, 2025;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8,
2025, the quarter ended June 30, 2025, filed with the SEC on August 5, 2025, and the quarter ended
September 30, 2025, filed with the SEC on October 29, 2025;
•our Current Reports on Form 8-K filed with the SEC on April 7, 2025, May 8, 2025 (other than the information furnished pursuant to Item 2.02 and Exhibit 99.1), June 20, 2025, December 4, 2025 (other than information furnished pursuant to Item 7.01 and Exhibit 99.1),  and December 5, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the
SEC on August 6, 2013, including any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any
Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by writing us at
Investor Relations, c/o Axogen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462-6800.
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee .........................................................................................................................		$(1)
FINRA filing fee ..............................................................................................................................		*
Accounting fees and expenses .........................................................................................................		*
Printing expenses .............................................................................................................................		*
Legal fees and expenses ...................................................................................................................		*
Trustee fees and expenses ................................................................................................................		*
Transfer agent fees ...........................................................................................................................		*
Rating agency fees ...........................................................................................................................		*
Miscellaneous ...................................................................................................................................		*
Total .................................................................................................................................................	$	*
___________________
(1)Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will  be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
*Estimated fees and expenses are not presently known and will vary depending upon the amount of securities issued in the offering. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Section 302A.521, subd. 2 of the MBCA requires us to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met, unless we amend our articles of incorporation or bylaws to prohibit or condition such indemnification rights. Under Section 302A.521, subd. 2, indemnification will be available only where an officer, director or employee can establish that he or she: (i)
has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith;
(iii) received no improper personal benefits; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in our best interests or, in certain circumstances, reasonably believed that the conduct was not opposed to our best interests. In addition, Section
302A.521, subd. 3 of the MBCA requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances unless we amend our articles of incorporation or bylaws to prohibit or condition such expense advancement rights. Under Section 302A.521, subd. 4, we may amend our articles of incorporation or bylaws to prohibit or condition such indemnification or expense advancement rights.
Under Section 302A.521, subd. 6, a decision as to required indemnification shall be made (i) by a disinterested majority of our board of directors present at a meeting at which a disinterested quorum is present, (ii) by a designated committee of the board of directors consisting of two or more disinterested directors, (iii) by special legal counsel selected by the board or a committee by vote pursuant to clause (i) or (ii) above, (iv) by an affirmative vote of the our shareholders, in which the shares held by parties to the proceeding are not counted in determining the presence of a quorum and are not considered to be present and entitled to vote, or (v) by a court in Minnesota. For purposes of clauses (i) and (ii) above, a director is disinterested if he or she is not a party to the proceeding for which indemnification or expense advancement is at issue. Section 302A.521 of the MBCA contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Article 7 of the Articles provides that, to the fullest extent permitted by the MBCA as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that Article 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 of the MBCA or 80A.76 of Minnesota
Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article 7 or any predecessor of the provision. Neither the amendment, modification or repeal of Article 7 nor the adoption of any provision in the Articles of Incorporation inconsistent with Article 7 shall adversely affect any right or protection of a director or officer of the Company with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.
The Bylaws provide that the directors and officers of the Company shall have the right to indemnification provided by Section 302A.521 of the MBCA, as now enacted or hereafter amended.
We maintain, on behalf of our directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering us for indemnification payments made to our directors and officers for certain liabilities. We pay the premiums for such insurance.
Any underwriting agreements that we may enter into will likely provide for our indemnification, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
(a)The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Axogen, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2019).

3.2	Amended and Restated Bylaws of Axogen, Inc. dated as of August 15, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 5, 2024)

4.1	Description of Securities of Axogen, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 24, 2020).

4.2*	Form of Common Stock Certificate.

4.3*	Form of Preferred Stock Certificate.

4.4†	Form of Indenture.

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

5.1†	Legal Opinion of Blue Chip Law, PLLC.

23.1†	Consent of Blue Chip Law, PLLC. (contained in Exhibit 5.1)

23.2†	Consent of Deloitte & Touche LLP, the Company’s Independent Registered Public Accounting Firm.

24.1†	Power of Attorney (included on the signature page of this registration statement).

Exhibit No.	Description

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the debt indenture.

107†	Filing Fee Table.
___________________
*To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†Filed herewith.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended
(the “Securities Act of 1933”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee”
table in the effective registration statement ; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule
415(a)(1)(i), (vii), or(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in
Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933:
(i)the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture
Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Alachua, State of Florida, on January 21, 2026.

AXOGEN, INC.
By:	/s/ Marc A. Began
Marc A. Began
Executive Vice President, General Counsel and Chief Compliance Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints
Michael J. Dale, Lindsey Hartley and Marc A. Began, as the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and on the undersigned’s behalf in any and all capacities (including the undersigned’s capacity as a director of Axogen, Inc.) to sign, execute and file this registration statement and any registration statement that is to become effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to any offering of securities in connection with this registration statement and any or all amendments (including, without limitation, post-effective amendments) to any such registration statements, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Michael J. Dale	President, Chief Executive Officer and Board Director (Principal Executive Officer)	January 21, 2026
Michael J. Dale

/s/ Lindsey Hartley	Chief Financial Officer (Principal Financial and Accounting Officer)	January 21, 2026
Lindsey Hartley

/s/ Paul G. Thomas	Chairman of the Board	January 21, 2026
Paul G. Thomas

/s/ William Burke	Director	January 21, 2026
William Burke

/s/ John H. Johnson	Director	January 21, 2026
John H. Johnson

/s/ Alan M. Levine	Director	January 21, 2026
Alan M. Levine

/s/ Amy Wendell	Director	January 21, 2026
Amy Wendell

Name	Capacity	Date

/s/ Joseph A. Tyndall	Director	January 21, 2026
Joseph A. Tyndall

/s/ Kathy Weiler	Director	January 21, 2026
Kathy Weiler